SCIENTIFIC LEARNING CORPORATION
1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION

_________________, Optionee:

        On __________________, 20__, an option was automatically granted to you (the “Optionee”) pursuant to the Scientific Learning Corporation (the “Company”) 1999 Non-Employee Directors’ Stock Option Plan (the “Plan”) to purchase shares of the Company’s common stock (“Common Stock”). This option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

        The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

        The details of your option are as follows:

        1.     The total number of shares of Common Stock subject to this option is five thousand (5,000) shares.

        2.     The exercise price of this option is _________________________ ($________) per share, such amount being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this option.

        3.     These options are fully vested at the time of grant.

        4.     (a)     You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

                (b)     You may elect to pay the exercise price under one of the following alternatives:

                          (i)     Payment in cash or check at the time of exercise;

                          (ii)     Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

1.

                          (iii)     Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

                          (iv)     Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

                (c)     By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        5.     This option is not transferable except (i) by will or by the laws of descent and distribution, (ii) by written designation which takes effect upon your death, (iii) by written instruction, in a form accepted by the Company, to your spouse, children, stepchildren, or grandchildren (whether adopted or natural), to a trust, family limited liability company or family partnership created solely for the benefit of you and the foregoing persons, or (iv) to your former spouse (if transfer is pursuant to a judicial decree dissolving your marriage). During your life this Option is exercisable only by you or a transferee satisfying the above conditions. The terms of this Option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Optionee. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

        6.     The term of this option (“Expiration Date”) is five (5) years measured from the grant date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

        7.     Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

        8.     This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

2.

        Notwithstanding anything to the foregoing, this option shall not be exercisable in whole or in part unless and until the Company’s shareholders have approved the Plan.

        Dated the ____ day of __________, 20__.

Very truly yours, SCIENTIFIC LEARNING CORPORATION By: —————————————— Duly authorized on behalf of the Board of Directors

ATTACHMENT:

1999 Non-Employee Directors’ Stock Option Plan 3.

The Undersigned:

                (a)     Acknowledges receipt of the foregoing option and the attachment referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan; and

                (b)     Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company and its Affiliates regarding the acquisition of Common Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the options and any other stock awards previously granted and delivered to the undersigned under stock award plans of the Company and (ii) the following agreements only:

NONE:	________________________________________
OTHER:	________________________________________ ________________________________________ ________________________________________

________________________________________ Optionee

NOTICE OF EXERCISE

Scientific Learning Corporation 300 Frank H. Ogawa Plaza, Suite 500 Oakland, California 94612	Date of Exercise:_______________

Ladies and Gentlemen: This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Stock option dated:	_______________
Number of shares as to which option is exercised:	_______________
Certificates to be issued in name of:	_______________
Total exercise price:	$______________
Cash payment delivered herewith:	$______________
Value of __________ shares of common stock delivered herewith(1):	_______________

        By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Company’s 1999 Non-Employee Directors’ Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.

Very truly yours, ——————————————

(1)     Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.